Exhibit 10.14

SELINA HOSPITALITY PLC

2022 OMNIBUS EQUITY INCENTIVE PLAN

Effective as of the Effective Date (as defined below), the Plan is hereby established as a successor to the Prior Plan. No additional grants shall be made under the Prior Plan on and after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms, and the shares with respect to outstanding grants under the Prior Plan shall be issued or transferred under the Prior Plan.

The purpose of the Plan is to provide employees of Selina and its subsidiaries, certain consultants and advisors who perform services for Selina or its subsidiaries, and non-employee members of the Board with the opportunity to receive grants of incentive options, nonqualified options, share appreciation rights, share awards, share units, and other share-based awards.

Selina believes that the Plan will encourage the Participants to contribute materially to the growth of Selina, thereby benefitting Selina’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

Capitalized terms shall have the meanings assigned to such terms in Section 1 below.

Section 1.    Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a)    “Board” shall mean the Board of Directors of Selina.

(b)    “Cause” shall have the meaning given to that term or similar term in any written employment agreement, offer letter or severance agreement between the Company and the Participant, or if no such agreement exists or if such term is not defined therein, and unless otherwise defined in the Grant Instrument, Cause shall mean a finding by the Committee of any of the following by the Participant:

(i)    commission of any act or omission that could result in indictment for, conviction of or plea of no contest to, any crime involving moral turpitude or affecting the Company or any felony;

(ii)    failure to perform satisfactorily the material duties of the Participant’s position (other than by reason illness of Disability) after receipt of a written warning or while being subject to a performance improvement plan;

(iii)    commission of any act of dishonesty, fraud, embezzlement or theft;

(iv)    any breach of the Participant’s fiduciary duties or duties of care to the Company, including without limitation disclosure of confidential information or trade secrets of the Company;

(v)    any conduct, act or omission (other than in good faith) that is reasonably determined by the Board to be materially detrimental to the Company or that causes, or is likely to cause, material damage to the property or reputation of the Company;

(vi)    any material failure to comply with Selina’s code of conduct or any other employment policies or codes promulgated by Selina as being applicable to employees from time to time;

(vii)    any event or circumstance upon which the Participant’s employment or engagement can be terminated by the Company immediately without notice or payment in lieu of notice; and/or

(viii)    with respect to any Participant who is entitled to severance or similar pay under applicable law, should circumstances arise as a result of which the Participant’s employment with the Company, to the extent applicable, is or may be terminated without severance or similar pay.

(c)    “CEO” shall mean the Chief Executive Officer of Selina.

(d)    Unless otherwise set forth in a Grant Instrument, a “Change of Control” shall be deemed to have occurred if:

(i)    Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Selina representing 50% or more of the voting power of the then outstanding securities of Selina; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which Selina becomes a direct or indirect subsidiary of another Person and in which the shareholders of Selina, immediately prior to the transaction, will beneficially own, immediately after the transaction, securities of such other Person representing 50% or more of the voting power of the then outstanding securities of such other Person.

(ii)    The consummation of (A) a merger or consolidation of Selina with another Person where, immediately after the merger or consolidation, the shareholders of Selina, immediately prior to the merger or consolidation, will not beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, securities entitling such shareholders to 50% or more of the voting power of the outstanding securities of the surviving Person in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, will not, immediately after the merger or consolidation, constitute a majority of the board of directors or other governing body of the Person or (B) a sale or other disposition of all or substantially all of the assets of Selina by fair market value.

(iii)    A change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections, or threatened election contests, for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

(iv)    The consummation of a plan of complete dissolution or liquidation of Selina.

Notwithstanding the foregoing, if a Grant constitutes deferred compensation subject to section 409A of the Code and the Grant provides for payment upon a Change of Control, then no Change of Control shall be deemed to have occurred upon an event described in items (i) – (iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, Selina under section 409A of the Code.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)    “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(g)    “Company” shall mean Selina and its direct and indirect subsidiaries.

(h)    “Disability” or “Disabled” shall mean, unless otherwise set forth in the Grant Instrument, a Participant becoming disabled within the meaning of the Company’s long-term disability plan applicable to the Participant.

(i)    “Dividend Equivalent” shall mean an amount determined by multiplying the number of Shares subject to a Share Unit or Other Share-Based Award by the per-share cash dividend paid by Selina on its outstanding Shares, or the per-share Fair Market Value of any dividend paid on its outstanding Shares in consideration other than cash. If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(j)    “Effective Date” shall mean the closing of the transactions contemplated by the business combination agreement, dated December 2, 2021, by and among Selina, BOA Acquisition Corp. and Samba Merger Sub Inc., a direct, wholly-owned subsidiary of Selina, provided that the Plan is approved by the shareholders of Selina within 12 months of such date.

(k)    “Employee” shall mean an employee of the Company (including an officer or director who is also an employee), but excluding any person who is classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(l)    “Employed by, or providing service to, the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Share Awards, Share Units, and Other Share-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise. If a Participant’s relationship is with a subsidiary of Selina and that entity ceases to be a subsidiary of Selina, the Participant will be deemed to cease employment or service when the entity ceases to be a subsidiary of Selina, unless the Participant transfers employment or service to a Company.

(m)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)    “Exercise Price” shall mean the per share price at which Shares may be purchased under an Option, as designated by the Committee.

(o)    “Fair Market Value” shall mean:

(i)    If the Shares are publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Shares is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Shares are not principally traded on any such exchange, the last reported sale price of a Share during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.

(ii)    If the Shares are not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.

(p)    “Grant” shall mean an Option, SAR, Share Award, Share Unit, or Other Share-Based Award granted under the Plan.

(q)    “Grant Instrument” shall mean the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r)    “Incentive Option” shall mean an Option that is intended to meet the requirements of an incentive option under section 422 of the Code.

(s)    “Key Advisor” shall mean a consultant or advisor of the Company.

(t)    “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(u)    “Nonqualified Option” shall mean an Option that is not intended to be taxed as an Incentive Option under section 422 of the Code.

(v)    “Option” shall mean an option to purchase Shares, as described in Section 6.

(w)    “Other Share-Based Award” shall mean any Grant based on, measured by or payable in Shares (other than an Option, Share Unit, Share Award, or SAR), as described in Section 10.

(x)    “Participant” shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.

(y)    “Person” shall mean any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

(z)    “Plan” shall mean this Selina Hospitality PLC 2022 Omnibus Equity Incentive Plan, as in effect from time to time.

(aa)    “Prior Plan” shall mean Selina’s Amended and Restated 2018 Global Equity Incentive Plan.

(bb)    “Restriction Period” shall have the meaning given that term in Section 7(a).

(cc)    “SAR” shall mean a share appreciation right, as described in Section 9.

(dd)    “Selina” shall mean Selina Hospitality PLC and shall include its successors and assigns.

(ee)    “Share(s)” shall mean the ordinary shares of Selina.

(ff)    “Share Award” shall mean an award of Shares, as described in Section 7.

(gg)    “Share Unit” shall mean an award of a phantom unit representing a Share, as described in Section 8.

(hh)    “Substitute Awards” shall have the meaning given that term in Section 4(b).

Section 2.    Administration

(a)    Committee. The Plan shall be administered and interpreted by the Committee. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. The Committee, when making Grants to officers and directors of Selina, or the subcommittee to which it delegates authority to make Grants to officers and directors of Selina shall consist of entirely of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act. In addition, the Committee or subcommittee to which it delegates authority shall consist of directors who are “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Shares are at the time primarily traded, to the extent required thereunder. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, the Committee, a subcommittee or the CEO, as described below, administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, the Committee, such subcommittee or the CEO.

(b)    Delegation to CEO. Subject to compliance with applicable law and applicable stock exchange requirements, the Committee may delegate all or part of its authority and power to the CEO, as it deems appropriate, with respect to Grants to Employees or Key Advisors who are not executive officers or directors under section 16 of the Exchange Act.

(c)    Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size, terms and conditions of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grant, subject to the provisions of Section 17 below, (vi) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals working or residing outside of the United States who receive Grants under the Plan, (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Grant Instrument, and (viii) deal with any other matters arising under the Plan.

(d)    Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all Persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of Selina, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(e)    Indemnification. No member of the Committee or the Board, and no employee of Selina shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving such individual’s bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. Selina shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company against any and all liabilities or expenses to which such individual may be subjected by reason of any act or failure to act with respect to the individual’s duties on behalf of the Plan, to the fullest extent permissible under applicable law, Selina’s articles of association and in accordance with any applicable indemnification agreements between such Committee and/or Board members and Selina.

Section 3.    Grants

Grants under the Plan may consist of Options as described in Section 6, Share Awards as described in Section 7, Share Units as described in Section 8, SARs as described in Section 9, Other Share-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

Section 4.    Shares Subject to the Plan

(a)    Shares Authorized. Subject to adjustment as described below in Section 4(e), the maximum number of Shares that may be issued or transferred under the Plan shall be) [10% of Selina’s ordinary shares outstanding on the Effective Date] Shares. Additionally, Shares subject to outstanding grants under the Prior Plan as of the Effective Date that terminate, expire or are cancelled, forfeited, exchanged or surrendered on or after the Effective Date without having been exercised, vested or paid prior to the Effective Date, including Shares tendered or withheld to satisfy tax withholding obligations with respect to outstanding grants under the Prior Plan, shall be available for issuance or transfer under the Plan, subject to adjustment as described below in Section 4(e). Furthermore, as of the first trading day of January during the term of the Plan (excluding any extensions), beginning with calendar year 2023, an additional positive number of Shares shall be added to the number of Shares authorized to be issued or transferred under the Plan and the number of Shares authorized to be issued or transferred pursuant to Incentive Options, equal to 1.5% of the total number of Shares outstanding on the last trading day in December of the immediately preceding calendar year, or such lesser amount as determined by the Board. Subject to adjustment as described below in Section 4(e), the aggregate number of Shares that may be issued or transferred under the Plan pursuant to Incentive Options shall not exceed [10% of Selina’s ordinary shares outstanding on the Effective Date] Shares.

(b)    Source of Shares; Share Counting. Shares issued or transferred under the Plan may be reacquired Shares or treasury Shares, including Shares purchased by Selina on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the Prior Plan) terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Share Awards, Share Units or Other Share-Based Awards (including share awards and share units granted under the Prior Plan) are forfeited, terminated or otherwise not paid in full, the Shares subject to such Grants shall again be available for purposes of the Plan. If Shares otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of Shares available for issuance under the Plan shall be reduced only by the net number of Shares actually issued by Selina upon such exercise and not by the gross number of Shares as to which such Option is exercised. Upon the exercise of any SAR under the Plan, the number of Shares available for issuance under the Plan shall be reduced only by the net number of Shares actually issued by Selina upon such exercise. If Shares otherwise issuable under the Plan are withheld by Selina in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Shares thereunder, then the number of Shares available for issuance under the Plan shall be reduced by the net number of Shares issued, vested or exercised under such Grant, calculated in each instance after payment of such Share withholding. To the extent any Grants are paid in cash, and not in Shares, any Shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

(c)    Substitute Awards. Shares issued or transferred under Grants made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by Selina in a transaction (“Substitute Awards”) shall not reduce the number of Shares available under the Plan and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Grants under the Plan and shall not reduce the Plan’s Share reserve (subject to applicable stock exchange listing and Code requirements).

(d)    Individual Non-Employee Director Grant Limit. Subject to adjustment as described below in Section 4(e), the maximum aggregate grant date value of Shares subject to Grants made to any Non-Employee Director during any calendar year, taken together with any cash fees earned by such Non-Employee Director for services rendered during the calendar year as a Non-Employee Director, shall not exceed $700,000 in total value, provided that, with respect to the calendar year in which the Non-Employee Director is first appointed to the Board, such limit shall be equal to $1,000,000. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.

(e)    Adjustments. If there is any change in the number or kind of Shares outstanding by reason of (i) a share dividend, spinoff, recapitalization, share split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Shares as a class without Selina’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or Selina’s payment of an extraordinary dividend or distribution, the maximum number and kind of Shares available for issuance under the Plan, the maximum number and kind of Shares for which any individual may receive Grants in any year, the number and kind of Shares covered by outstanding Grants, the number and kind of Shares issued and to be issued under the Plan, and the price per Share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 12 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. The adjustments of Grants under this Section 4(e) shall include adjustment of Shares, Exercise Price of Options, base amount of SARs, performance goals or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

Section 5.    Eligibility for Participation

(a)    Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for Selina’s securities.

(b)    Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of Shares subject to a particular Grant in such manner as the Committee determines.

Section 6.    Options

The Committee may grant to an Employee, Non-Employee Director or Key Advisor Options upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a)    Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)    Type of Option and Exercise Price.

(i)    The Committee may grant Incentive Options or Nonqualified Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Options may be granted only to employees of Selina or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)    The Exercise Price of Shares subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a Share on the date the Option is granted. However, an Incentive Option may not be granted to an Employee who, at the time of grant, owns shares possessing more than 10% of the total combined voting power of all Shares of Selina, or any parent or subsidiary corporation of Selina, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share on the date of grant.

(c)    Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Option that is granted to an Employee who, at the time of grant, owns shares possessing more than 10% of the total combined voting power of all Shares of Selina, or any parent or subsidiary corporation of Selina, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Shares under Selina’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(d)    Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)    Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)    Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing services to, the Company. The Committee shall determine in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g)    Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to Selina or its delegate. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering Shares owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (in accordance with procedures prescribed by Selina) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. In addition, to the extent an Option is at the time exercisable for vested Shares, all or any part of that vested portion may be surrendered to Selina for an appreciation distribution payable in Shares with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for those Shares (“net exercise”). Shares used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to Selina with respect to the Option.

Payment for the Shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by Selina by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such Shares.

(h)    Limits on Incentive Options. Each Incentive Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other option plan of Selina or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

Section 7.    Share Awards

The Committee may issue or transfer to an Employee, Non-Employee Director or Key Advisor Shares under a Share Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Share Awards:

(a)    General Requirements. Shares issued or transferred pursuant to Share Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Share Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Share Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)    Number of Shares. The Committee shall determine the number of Shares to be issued or transferred pursuant to a Share Award and the restrictions applicable to such Shares.

(c)    Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Company during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Share Award shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must immediately be returned to Selina. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)    Restrictions on Transfer and Legend on Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Shares of a Share Award except under Section 15 below. Unless otherwise determined by the Committee, Selina will retain possession of certificates for Shares of Share Awards until all restrictions on such Shares have lapsed. Each certificate for a Share Award, unless held by Selina, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that Selina will not issue certificates for Share Awards until all restrictions on such Shares have lapsed.

(e)    Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote Shares of Share Awards and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals. Dividends with respect to Share Awards that vest based on performance shall vest if and to the extent that the underlying Share Award vests, as determined by the Committee.

(f)    Lapse of Restrictions. All restrictions imposed on Share Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Share Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 8.    Share Units

The Committee may grant to an Employee, Non-Employee Director or Key Advisor Share Units, each of which shall represent one hypothetical Share, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Share Units:

(a)    Crediting of Units. Each Share Unit shall represent the right of the Participant to receive a Share or an amount of cash based on the value of a Share, if and when specified conditions are met. All Share Units shall be credited to bookkeeping accounts established on Selina’s records for purposes of the Plan.

(b)    Terms of Share Units. The Committee may grant Share Units that vest and are payable if specified performance goals or other conditions are met, or under other circumstances. Share Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Share Units at any time for any reason, provided such acceleration complies with section 409A of the Code. The Committee shall determine the number of Share Units to be granted and the requirements applicable to such Share Units.

(c)    Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Company prior to the vesting of Share Units, or if other conditions established by the Committee are not met, the Participant’s Share Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)    Payment With Respect to Share Units. Payments with respect to Share Units shall be made in cash, Shares or any combination of the foregoing, as the Committee shall determine.

Section 9.    Share Appreciation Rights

The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a)    General Requirements. The Committee may grant to an Employee, Non-Employee Director or Key Advisor SARs, either separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Option, SARs may be granted only at the time of the grant of the Incentive Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a Share as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Shares under Selina’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(b)    Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

(c)    Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Company or during the applicable period after termination of employment or service as specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)    Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)    Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the share appreciation for the number of SARs exercised. The share appreciation for an SAR is the amount by which the Fair Market Value of the underlying Shares on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f)    Form of Payment. The appreciation in an SAR shall be paid in Shares, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 10.    Other Share-Based Awards

The Committee may grant to any Employee, Non-Employee Director or Key Advisor Other Share-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Shares, on such terms and conditions as the Committee shall determine. Other Share-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Shares or any combination of the foregoing, as the Committee shall determine.

Section 11.    Dividend Equivalents

The Committee may grant Dividend Equivalents in connection with Share Units or Other Share-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or Shares, and upon such terms and conditions as the Committee shall determine. Dividend Equivalents with respect to Share Units or Other Share-Based Awards that vest based on performance shall vest and be paid only if and to the extent the underlying Share Units or Other Share-Based Awards vest and are paid, as determined by the Committee. For the avoidance of doubt, no dividends or Dividend Equivalents will be granted in connection with Options or SARs.

Section 12.    Consequences of a Change of Control

(a)    Alternatives. In the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Grants shall be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Share Awards, Share Units and Dividend Equivalents shall lapse immediately prior to the Change of Control or in the event of a Participant’s termination of employment or service in connection with, upon or within a specified time period before or after a Change of Control; (iii) the Committee may determine that the performance period applicable to outstanding Grants will lapse in full or in part and/or that performance conditions shall be deemed satisfied at target, maximum or any other level; (iv) the Committee may determine that Participants shall receive a payment in settlement of outstanding Share Units or Dividend Equivalents, in such amount and form as may be determined by the

Committee; (v) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by Selina, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and SARs exceeds the Option Exercise Price or SAR base amount, and (vi) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per share Option Exercise Price or SAR base amount, as applicable, Selina shall not be required to make any payment to the Participant upon surrender of the Option or SAR. The Committee shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change of Control shall apply to any cash payment made pursuant to this subsection (a) to the same extent and in the same manner as such provisions apply to a holder of a Share.

(b)    Release. The Committee may condition the payment made pursuant to the terms of the Plan as a result of a Change of Control upon the execution of a release of claims by the Participant in a form established by Selina.

Section 13.    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

Section 14.    Withholding of Taxes

(a)    Required Withholding. All Grants under the Plan shall be subject to applicable income taxes, employment taxes, social insurance, social security, national insurance contribution, payroll taxes, contributions, levies, payment on account obligations or other amounts required to be collected, withheld or accounted for. The Company may require that the Participant or other person receiving Grants or exercising Grants pay to the Company an amount sufficient to satisfy such tax withholding requirements with respect to such Grants, or the Company may deduct from other wages and compensation paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)    Share Withholding. The Committee may permit or require the Company’s tax withholding obligation with respect to Grants paid in Shares to be satisfied by having Shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for United States federal (including FICA), state and local, foreign country or other tax liabilities of any other relevant jurisdiction. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such Share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Grant. Unless the Committee determines otherwise, Share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

Section 15.    Transferability of Grants

(a)    Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to Selina of such successor’s right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)    Transfer of Nonqualified Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 16.    Requirements for Issuance or Transfer of Shares

No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on the Participant’s disposition of the Shares as the Committee shall deem necessary or advisable, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 17.    Amendment and Termination of the Plan

(a)    Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c)    Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 17(d) or Section 18(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(d) or Section 18(f) below or may be amended by agreement of Selina and the Participant consistent with the Plan, provided that, the Participant’s consent is not required if any termination or amendment to the Participant’s outstanding Grant does not materially impair the rights or materially increase the obligations of the Participant.

(d)    Repricing Program. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, to (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or base price of such SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the then current Fair Market Value per Share in exchange for cash or other securities.

Section 18.    Miscellaneous

(a)    Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of Selina to grant options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving Selina, in substitution for an option or share award grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b)    Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against Selina and its successors and assigns.

(c)    Funding of the Plan. The Plan shall be unfunded. Selina shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d)    Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

(e)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)    Compliance with Law.

(i)    The Plan, the exercise of Options and SARs and the obligations of Selina to issue or transfer Shares under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of Selina that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of Selina that Incentive Options comply with the applicable provisions of section 422 of the Code, and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)    The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)    Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (determined as set out below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(iv)    Notwithstanding anything in the Plan or any Grant Instrument to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall Selina or any subsidiary or affiliate of Selina have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although Selina intends to administer the Plan to prevent taxation under section 409A of the Code, Selina does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(g)    Establishment of Subplans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying specific requirements of local laws (including, but not limited to, any applicable blue sky, securities or tax laws) and procedures of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

(h)    Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Company (which may be set forth in any Grant Instrument) or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Company or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and Selina may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of Shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to Selina the Shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant (including pursuant to dividends and Dividend Equivalents) or, (ii) if the Participant no longer owns the Shares, the Participant shall pay to Selina the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares (or, in the event the Participant transfers the Shares by gift or otherwise without consideration, the Fair Market Value of the Shares on the date of the breach of the restrictive covenant agreement (including a Participant’s Grant Instrument containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the Participant for the Shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Company shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Company. In addition, all Grants under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

(i)    Governing Law; Jurisdiction. The Plan and Grant Instruments issued under the Plan, and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with the Plan or any Grant Instruments issued under the Plan shall be governed by and construed in accordance with the law of England and Wales. Selina and each Participant irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with the Plan or any Grant Instruments issued under the Plan.